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                                                                      Exhibit 5

                     [Letterhead of Vinson & Elkins L.L.P.]


                                January 31, 1996


Goodrich Petroleum Corporation
5847 San Felipe, Suite 700
Houston, Texas 77057

         Re:     Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel for Goodrich Petroleum Corporation, a Delaware corporation (the "Company"), in connection with a registration statement on Form S-8 (the "Registration Statement") relating to a proposed periodic offering and sale of up to an aggregate of 7,970,602 shares of common stock, par value $0.20 per share of the Company (the "Common Stock") pursuant to the provisions of the Goodrich Petroleum Corporation 1995 Stock Option Plan, the Goodrich Petroleum Corporation 1995 Nonemployee Director Stock Option Plan, written stock option agreements to certain former employees of consultants of Patrick Petroleum Company, the Patrick Petroleum Company 1993 Stock Option Plan and the Patrick Petroleum Company Directors Stock Option Plan (collectively, the "Plans"). In this connection, we have examined the corporate records of the Company, including its Amended and Restated Certificate of Incorporation, its bylaws and certain resolutions of the Board of Directors of the Company. We have also examined the Registration Statement, together with the exhibits thereto, and such other certificates of officers of the Company and of public officials, documents and records as we have deemed necessary or appropriate for the purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the 7,970,602 shares of Common Stock to be issued pursuant to the Plans have been validly authorized for issuance and, when (a) the Registration Statement has become effective under the Securities Act of 1933, as amended, (b) the pertinent provisions of any state securities laws, as may be applicable, have been complied with and (c) the shares of Common Stock are issued and paid for in accordance with the terms and option agrements, the shares of Common Stock so issued will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement with respect to the Plans. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.

                               Very truly yours,

                               /s/ Vinson & Elkins L.L.P.
                               ----------------------------
                               Vinson & Elkins L.L.P.


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